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                                                                    Exhibit 10.2


                             PARTICIPATION AGREEMENT

THIS AGREEMENT made and entered into this ____day of __________, 20__, by and between KH Funding Company, whose principal office address is 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901 (hereinafter referred to as the "Lender"), and (insert name of bank), whose principal office address is (insert address),(hereinafter referred to as "Participant").

                               W I T N E S S E T H

         WHEREAS, Lender has agreed to make a certain commercial term Loan to the Borrower named below, which Loan is, or will be, evidenced by a certain promissory note from the said Borrower and payable to the Lender in the maximum principal amount of the said Loan; and,

         WHEREAS, the said promissory notes and all other documents evidencing or securing the Loan shall be made in the name of the Lender, and delivered to, the Lender and the Lender shall have the sole right to supervise and manage the said Loan; and,

         WHEREAS, Lender desires to sell and the Participant desires to purchase an undivided ownership interest in the Loan on the terms and conditions hereinafter set forth.

         NOW. THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, mutually agree as follows:

1.       Definitions.

         1.1 Advance(s): All disbursements made or to be made by Lender to Borrower or on behalf of Borrower pursuant to the Loan Documents.

         1.2 Agreed Compensation: The rate of return per annum based on the Participant's Percentage Interest, payable from the date an Advance is made or the receipt of Participant's share of such Advance, whichever later occurs.

         1.3   Agreement:  This Participation Agreement.

         1.4   Borrower:

         1.5 Certificate: The Participation Certificate, in the form attached hereto as "Exhibit A" and incorporated herein, which shall be issued by Lender to evidence the Participation purchased by the Participant, as forth in Section
2.3 below.

         1.6 Collateral: The Collateral described in the Loan Documents which secures the repayment of the Loan and the obligations of the Borrower, including without limitation any real or

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personal property, as the case may be.

         1.7 Collections: All monies received by Lender from Borrower, or other sources, representing principal or interest (excluding fees) on account of the Loan, as proceeds of the Collateral, or as payment of Expenses.

         1.8 Emergency Situation: A circumstance or state of affairs or occurrence that impairs the Collateral, the value of the Collateral or the ability to receive Collections.

         1.9 Expenses: Shall include, but are not limited to, attorney's fees and disbursements, court costs, the fees of any outside agency, and other costs incurred by Lender (excluding such fees and costs which directly arise from the Lender's breach of the Loan Documents or Lender's gross negligence) in connection with the enforcement of any rights and remedies against the Borrower, for the protection or preservation of any Collateral, and for administration of the Loan other than the Lender's Service of the Loan.

         1.10 Loan: The loan made by the Lender to the Borrower in the maximum principal amount of ________________________________.

         1.11 Loan Closing: The date the Loan Documents are executed and delivered to the Lender by the Borrower.

         1.12  Loan Commitment Letter:

         1.13 Loan Documents: The Loan Commitment Letter, the Note and all other documents securing or evidencing the Loan.

         1.14 Majority of Participants: The Lender and other entities owning Certificates whose aggregate face value is more than fifty percent (50%) of the Advances outstanding from time to time.

         1.15 Note: The term "Note" shall collectively mean (i) a certain promissory note in the principal amount of (_____________) made by the Borrower and payable to the order of the Lender.

         1.16  Notice: Notice to Lender or Participant as set forth in Section
12.1 below.

         1.17 Participation: Participant's undivided fractional interest in the Loan, the Advances, the Collateral and the Collections.

         1.18 Payment Date: The date the Agreed Compensation is paid to Participant by Lender

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which date shall be no more than three (3) business days after Lender has received the Collection of such amount.

         1.19 Percentage Interest: The Participation of Participant expressed as a percentage of the entire Loan as determined from time to time.

         1.20 Personalty: The personal property, if any, which is security for the Loan.

         1.21 Property: The real property, if any, which is security for the Loan.

         1.22  Service: The servicing and administration of the Loan by Lender.

2.       General Conditions.

         2.1 Purpose of Loan: The Advances will be made by Lender in accordance with the terms and conditions of the Loan Documents for the purposes set forth in the Loan Commitment Letter.

         2.2 Condition of Disbursements: Prior to any Advances being made, the conditions in the Loan Documents shall have been satisfied, as reasonably determined by Lender.

         2.3 A) Purchase of Participation: Subject to the terms and provision of this Agreement, the Lender hereby sells and Participant hereby purchases a Participation in the Loan equal to the Percentage Interest of __% of the Loan balance, equal to the aggregate amount of up to (__________) of the total principal amount of the Loan. On the date any Advance is to be made by the Lender to the Borrower, the Participant shall transfer to Lender within two (2) business days, by wire transfer or by another method mutually agreed upon by the Lender and the Participant, that portion of the amount of the applicable Advance equal to the Participant's Percentage Interest. The Lender shall thereafter promptly deliver to Participant a Certificate evidencing the Participation in such Advance.

               B) Subject to the Lender's receipt of Collections, the Lender agrees to provide Participant a rate of interest equal to ____%.

         2.4 Priority of Participants: The interest of Lender and Participants in the Loan shall be equal in lien and no party shall have any priority over the other party; In the event of acceleration upon default or otherwise, the Participant shall receive 100% of the Principal collected until the Participant has received an amount equal to the Participant's investment.

         2.5 Recourse; Liability of Lender: Participant shall have no recourse against Lender for any loss except for the remedies set forth herein if the Lender breaches this Agreement. Neither the Lender nor any of its officers, directors, employees, agents or attorneys shall be liable for any action taken or omitted to be taken by it or by any of them under any of the Loan Documents or in

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connection therewith or under this Agreement, except for its or their own gross negligence or willful misconduct.

3.       Lender's Obligations.

         3.1 Possession of Loan Documents: Lender covenants, warrants and represents that it has and will continue to have in its possession the Loan Documents. The Lender acknowledges and grants the Participant the right to inspect the original documents upon reasonable notice.

         3.2 Delivery of Copies of Loan Documents to Participant: Lender covenants to Participant that it will deliver to each Participant a file binder consisting of true and correct copies of all of the Loan Documents within thirty
(30) days from the date of the Loan Documents.

         3.3   Payment to Participant; Collections:  Lender shall:

               3.3.1: receive all Collections on the Loan;

               3.3.2: remit to Participant the Agreed Compensation on the Payment Date and Participant's Percentage of all Collections; and,

               3.3.3: use best efforts to recover from Borrower all Expenses that are reimbursable from Borrower and shall remit to Participant its respective share thereof on the next occurring Payment Date after such recovery from the Borrower.

               3.3.4: Notwithstanding anything contained herein to the contrary, it is understood and agreed that when the principal amount of the Loan evidenced by the Promissory Note is paid by the Borrower in accordance with its terms, the amount received by the Lender shall be applied on a pro rata basis to the Participation.

         3.4   Administration: Lender shall:

               3.4.1: furnish to Participant copies of all Loan Documents executed or approved subsequent to the date of the original Loan Documents;

               3.4.2: keep and maintain at the offices of the Lender, complete and accurate books, files and records of all matters pertaining to the Loan, which books, files and records shall be available for inspection by Participant during normal business hours.

         3.5 Service: Lender shall Service the Loan continuously from the date of Loan Closing without compensation or charge (other than its share of the Collections and any fees charged to Borrower pursuant to the Loan Commitment Letter) and at Lender's sole cost and expense, except as otherwise specifically stated in the Certificate. In performing its functions and

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duties hereunder, the Lender shall exercise the same care which it would exercise in dealing with loans for its own account. Lender promises that the Lender shall service the Loan as an independent contractor and shall use its own facilities and regular employees and shall process by such means and in such manner as it deems best to carry out the terms of this Agreement in accordance with the standard above defined.

         3.6 Trust Relationship: Lender shall hold the Loan Documents and Collateral in trust for Participant and any Collections due Participant in trust for Participant.

4.       Negative Covenants of Lender.

         Lender agrees that Lender will not, without the prior written consent of a majority of the Participants:

         4.1: make or consent to any material alteration of the terms of any of the Loan Documents which would (i) change the time for, or amount of, any payment of Collections, Expenses or other amounts in which the Participant has acquired an interest hereunder; (ii) increase the maximum principal amount of the Loan; or (iii) extend the maturity of the Note;

         4.2: make or consent to any release or substitution of the terms of any of the Loan Documents or the Collateral;

         4.3: waive any material claim against the Borrower or any guarantor of the Loan in connection with their obligations under the Loan.

5. Representations and Warranties of the Lender. Lender represents and warrants that:

         5.1 Lender is the legal owner of the entire indebtedness evidenced by the Note, and the entire beneficial interest in the Loan Documents and has not heretofore sold or transferred or otherwise disposed of any portion of its interest in the Loan Documents or the Loan and has no obligation to sell or transfer any portion of the Loan Documents or the Loan to anyone; except for the transfer contemplated by this Agreement and any other transfers of participation interests in the Loan which have been disclosed to the Participant in writing.

         5.2 Lender has the full right, power and authority to assign, transfer and convey the Participation to Participant without notice to or consent of anyone and has taken all corporate action necessary to authorize it to enter into and execute this Agreement.

         5.3 Lender has not knowingly done or omitted to do or permitted anything to be done or omitted to be done which materially or adversely affects the validity or priority of the Collateral or the validity of the Loan Documents, and Lender knows of no change from any cause whatsoever materially affecting the Loan.

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         5.4   The Lender certifies that it is in good standing with the State of Maryland, is authorized and licensed to act as a mortgage lender and maintains a Financial Institution Bond.

6.       Obligations of Participant.

         6.1 Payment for Future Advances: If any future Advances are made to Borrower, each payment by Participant for its undivided interest based on Advances hereafter made to the Borrower in accordance with the Loan Documents, shall be made as specified by Lender for the Advances provided that Lender has given notice not less than three (3) business days prior to the time the Advances are to be made. Participant's payments shall be made by wire transfer (or by another method mutually agreed upon by the Lender and the Participant) to the account specified by Lender.

         6.2 Participant shall pay its Percentage Interest of Expenses within three (3) days after notice of such Expenses from Lender.

         6.3 Participant's Duty to Respond: Participant recognizes the need to respond to requests of Lender in matters related to the Loans and Participant agrees that if it does not respond to Lender's request for a decision on a matter relating to the Loan, requiring Participant's consent within three (3) business days after Notice to Participant by Lender, then Participant shall be deemed to have consented to the proposed action by Lender.

         6.4 Risks of the Loan: Participant acknowledges that it has become a party hereto in reliance upon its own independent analysis of the Loan Documents and Borrower's financial condition and credit worthiness based on such documents and information as Participant deemed appropriate or necessary and not in reliance on any analysis or advice provided by Lender. Participant further acknowledges that Participant will, independently and without reliance on Lender's advice and analysis and based on such documents and information as Participant deems appropriate at the time, continue to make its own credit decisions in connection with this Agreement.

7.       Representations and Warranties of Participant:

         7.1 Directors' Authorization: Participant has the full right, power and authority to purchase, acquire and pay the purchase price for the Participation from Lender without notice to or consent of anyone and has taken all corporate action necessary to authorize it to enter into and execute this Agreement.

         7.2 Loan Documents: Participant has reviewed and approved the Loan Documents and Participant has analyzed and underwritten the Loan. Participant represents and warrants that it has been furnished with a copy of the Loan Documents and that Lender has made no representation or warranty, express or implied, and shall have no responsibility, with respect to (i) the genuineness, legality, validity, binding effect, enforceability, sufficiency, accuracy or completeness of the Loan

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Documents; (ii) filing, recording or taking of any action with respect to the
Loan Documents; (iii) the collectibility of the Note or any of the other Loan Documents and the value of the Collateral; (iv) the financial or other condition of the Borrower; (v) any other matter having any relation to this Agreement or the Loan Documents, or the Borrower, or any other person or entity not specifically referred to herein.

8.       Mutual Agreements of Participant and Lender.

         8.1 Losses and Expenses: Lender and Participant shall share in accordance with their respective Percentage Interests any losses sustained in connection with the Loan and all Expenses incurred hereafter by Lender. All such cost and expenses to be paid within three (3) business days of notification of the amount due. Lender shall use best efforts to recover from Borrower all Expenses that are reimbursable from Borrower under the Loan Documents and shall remit Participant`s share of such Expenses promptly after receipt. However, in the event of acceleration by default or otherwise, the Participant shall receive 100% of the payments received by the Lender until the Participant's investment and costs have been paid in full.

         8.2 Advances of Funds by Lender: If Lender shall be obligated to make any Advance to Borrower or the Borrower's designee in accordance with the terms of the Loan Documents; or if Lender, because of Borrower default incurs any Expenses required to be paid by Borrower, Lender shall advise Participant of the Expense or Advance by written, telegraphic or telephonic or facsimile notice, and Participant shall pay to Lender in accordance with Sections 6.1 and 6.2 above, as the case may be, its Percentage Interest of such Advance or Expense. Lender shall immediately execute and deliver to Participant an amended Certificate evidencing the Advance or Expense. Notwithstanding the foregoing, in the event the Lender deems it necessary to incur Expenses in excess of the aggregate amount of $25,000.00, then the prior written consent of a Majority of Participants shall be required for the payment of any Expenses in excess of the aggregate amount of $25,000.00; provided, however, such consent of a Majority of Participants shall not be required in an Emergency Situation.

         8.3 No Partnership or Joint Venture Relationship: Neither the execution of this Agreement, nor the sharing in the Loan, the Collateral or the Loan Documents, nor any agreement to share in profits or losses resulting from the transaction, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between Lender and Participant.

         8.4 Other Loans to Borrower: Neither Lender or Participant has, as of the date of this Agreement, any loans to, or other direct or indirect financial accommodations to, or financial interest to, the Borrower or any principal or affiliate of Borrower which has not been disclosed in writing to the other party hereto. Any such loans made or interest acquired hereafter by Lender or Participant shall be reported promptly in writing to the other party.

         8.5 Subparticipations: The Participant reserves the right to sell to other financial institutions subparticipation interests in the Loan from its Percentage Interest; however, the

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Participant shall continue to be primarily liable to the Lender for its obligations under this Agreement and any modifications hereto. No Certificates shall be issued by the Lender to evidence any such subparticipations and such subparticipants shall not be entitled to the Participant's rights hereunder. The Lender shall be liable solely to the Participant for its obligations hereunder and the Participant's rights shall not run to the benefit of or be enforceable by any subparticipant of the Participant.

         8.6 Evidence of Termination: The Lender and Participant agree that upon Participant's being paid, in full, its share of Collections and Expenses, it will immediately execute and furnish to Lender, upon request, an instrument certifying to such fact and to the fact that it no longer holds any interest with respect to the Loan.

         8.7 Participation Not a Security: The interest in the Loans sold by Lender to Participant shall not be deemed to be a security within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

         8.8 Parties' Intent: It is the intent and purpose of the parties hereto that this Agreement represent a sale by Lender to Participant of (a) an undivided interest in a debt, together with the security therefore, and (b) an undivided interest in the Loan, Loan Documents and Collateral and the rights, benefits and obligations arising there from. This Agreement shall not be deemed to represent a pledge of any interest in the Loan by Lender to Participant, nor a loan from Participant to Lender. Upon execution of this Agreement, Lender and Participant shall be deemed to be joint owners of the Note and the Loan Documents in accordance with their Percentage Interests.

9.       Default by Borrower:

         9.1 Responsibilities of Lender: Lender shall retain all rights with respect to enforcement, collection and administration of the Loan and the Collateral, including the right to accelerate the Note. However, Lender shall, within ten (10) days of Lender having actual knowledge of the occurrence thereof, inform Participant of any default under the Loan Documents and of all material facts relating to such default or relating to any other aspect of the Loan which could or might have a material adverse effect on the value of the Collateral or the Loan Documents. Lender shall use its best efforts to keep the Participant informed and up to date with respect to any default and such facts and any actions taken by Lender in connection therewith.

         9.2 Action on Default: Notwithstanding the foregoing, following the occurrence of a default by Borrower under the Loan Documents, which gives the Lender the right to accelerate either immediately or after a limited period of time, and within five (5) days (or sooner if the nature of the default so requires) after notification to Participant by Lender of such default, Lender and Participant shall (i) consult to determine a mutually acceptable course of action to take with respect to such default and (ii) pursue such course of action without delay and with due diligence. If Lender and Participant cannot agree upon a mutually acceptable course of action, then the decision of the Majority of Participants shall determine what actions shall be taken or Lender shall

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have the right (but not the obligation) to purchase the Percentage Interest of each Participant who has voted against the course of action, recommended by Lender in accordance with this Section 9.2, at the price equal to the Purchase Price (as defined in Section 11.1 below). If Lender acquires the Collateral through a foreclosure or UCC sale, Participant shall have an undivided interest in the Collateral equal to its Percentage Interest in the Loan and title shall be taken in such manner as a Majority of Participants shall determine. In the event of liquidation of the Collateral, then after payment of all reasonable costs and expenses of collection, the Lender shall promptly remit to the Participant its share, based on the Participant's Percentage Interest, of all net proceeds received by the Lender as a consequence of such liquidation proceeding or action.

         In the event of a payment default that remains uncured for ninety (90) days, the Participant may request that the Lender repurchase the Participant's interest in the Loan. Upon such written request, the Lender shall be obligated to pay off the Participant in full within ten (10) days.

10. Breach by Lender. Upon failure of the Lender to perform any material obligation imposed upon it under the Loan Documents or this Agreement, not cured within thirty (30) days after written notice of such breach is given by the Participant to the Lender, or upon failure of Lender to pay Participant its share of any Collections, or if any dissolution, termination of existence, insolvency, business failure, appointment of receiver of any part of the property, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law, State or Federal, by or against the Lender, then the Majority of the Participants shall have the right to notify the Borrower of their interests therein and demand and receive payment when due from the Borrower to the extent of their Percentage Interests and Lender upon demand of a Majority of the Participants, shall assign to the designee of the Majority of Participants the Loan Documents then held by Lender, reserving unto Lender, however, its own Participation therein.

         Upon such assignment, the designee of a Majority of the Participants shall thereupon become and be deemed to be the Lender hereunder; and Lender shall become and be deemed to be a Participant hereunder, each with all the same rights, powers, duties, privileges and obligations in such new capacity hereunto pertaining.

11.      Breach by Participant.

         11.1 Material Breach; Failure to Fund: In the event of any material breach of this Agreement by Participant, not cured within ten (10) days after notice of such breach is given by the Lender to the Participant, or after any failure of Participant to fund its Percentage of the Loan within the time funding is due under this Agreement, the Lender shall, in addition to all other remedies available to it at law or in equity, have the right (but not the obligation) to purchase Participant's Percentage Interest at a purchase price (the "Purchase Price") equal to the principal amount plus accrued interest at the rate of the Certificate. The Percentage Interest must be conveyed free and

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clear of all liens, encumbrances and subparticipations at the time of the repurchase by an instrument in a form and with warranties reasonably satisfactory to Lender. In the alternative, Lender shall have the right (but not the obligation to Participant) to fund Participant's share of any Advance, and Participant shall pay Lender interest on the amount funded at the default rate under the Note until Participant shall fund its share of such Advance.

         11.2 Insolvency of Participant: If any proceeding is commenced which involves the dissolution, termination of existence, insolvency, business failure, appointment of receiver of any part of the property, or assignment for the benefit of creditors of, by or against Participant, or upon the commencement of any proceeding under any bankruptcy or insolvency law, State or Federal, by or against Participant, Lender shall have the right (but not the obligation) to purchase Participant's interest in the Loan at par value plus accrued interest at the rate of return provided in Section 2.3(B) above.

12.      Miscellaneous.

         12.1 Notices: Any notice which may be required herein shall be in writing and shall be considered to have been given as of the date and time when the same is deposited in a United States Post Office with postage prepaid and mailed by registered or certified United States Mail, return receipt requested to Lender at the following address:

                           KH Funding Company
                           10801 Lockwood Drive, Suite 370
                           Silver Spring, Maryland  20901

                           Attention:  Robert Harris
                           Phone: (301) 592-8100

and to Participant at the following address:



                           Attention:  Loan Administration
                           Phone:

         12.2 Successor and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereunder and their respective legal representatives, successors and assigns, including, but not limited to, any transferees.

         12.3  Law Governing: This Agreement shall be governed, construed and
               -------------
interpreted in all respects in accordance with the laws of the Commonwealth of Virginia.

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         12.4  Amendments: This Agreement may not be modified, amended, terminated or otherwise changed orally or by any course of dealing or in any manner except by an agreement in writing signed by the duly authorized officer of the party to be charged.

         12.5 Entire Agreement: This Agreement and any agreements incorporated herein by reference constitute the entire contract between the parties hereto and there are no other understandings, oral or written, related to the subject matter hereof other than those specifically incorporated by reference herein.

         12.6 Severability: If any term or provision of this Agreement or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their respective seals to be affixed as of the day and year first above written.

ATTEST:                             KH Funding Company

_________________________           By:___________________________
                                    Name:
                                    Title:

ATTEST:

_________________________           By:___________________________







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                                   Exhibit "A"

                            PARTICIPATION CERTIFICATE

The Participant hereby acknowledges a __% participation interest in the Loan of the Borrower(s) listed below and the Lender acknowledges acceptance of this participation, more fully described in a Participation Agreement dated ______________, 20__.

Borrower:

Note Amount:  $

Current Loan Balance:  $

Percent of Participation:    %

Participation Amount:  $

Note Rate:      %
---------

Participant Rate:  %

Fee Paid To Participant:  none.

TOTAL ADVANCED TO DATE:
----------------------

Date                                                 Amount

                                                     $-------------


SEEN AND AGREED:

ATTEST:

_________________________           By:___________________________


ATTEST:                             KH Funding Company

_________________________           By:___________________________
                                         Name:
                                         Title: